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                                                                   EXHIBIT 10.26



        Amendment Number One to Subordinated Loan and Security Agreement
                      dated as of February 9, 1999 between
            NextCard, Inc., as Borrower and Comdisco, Inc. as Lender


      This Amendment ("Amendment") is entered into this 26th day of April, 1999 by and between NextCard, Inc., a California corporation, with its chief executive offices and principal place of business at 595 Market Street, Suite 1800, San Francisco, California 94105 ("Borrower") and Comdisco, Inc., a Delaware corporation, with its chief executive offices and principal place of business at 6111 North River Road, Rosemont, IL 60018 ("Lender").

                                    RECITALS

      WHEREAS, Borrower and Lender have entered into that certain Subordinated Loan and Security Agreement dated as of February 9, 1999, (the "Agreement") whereby Borrower requested Lender make available to Borrower a loan in the principal amount of FIVE MILLION and 00/100 DOLLARS ($5,000,000.00);

      WHEREAS, Borrower has requested Lender make available to Borrower an additional loan to Borrower in the principal amount of FIVE MILLION and 00/100 DOLLARS ($5,000,000.00); available immediately ("Loan II") in minimum installments of ONE MILLION DOLLARS ($1,000,000.00) each (as the same may from time to time be amended, modified, supplemented or revised) which would be evidenced by Subordinated Promissory Note(s) executed by Borrower substantially in the form of Exhibit A hereto (as the same may from time to time be amended, modified, supplemented or restated the "Note(s)");

      WHEREAS, the Secured Obligations hereunder shall be expressly subordinated, to the extent and in the manner set forth in the Amendment to Subordination Agreement;

                                    AGREEMENT

       NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, Borrower and Lender hereby agree as follows:

SECTION 1.  DEFINITIONS

1.1. Except as expressly set forth herein, all terms used herein shall have the meanings set forth in the Agreement.

1.2. The definition of "Closing Date" as set forth in Section 1.4 of the Agreement shall be amended to include the date of execution of this Amendment.

1.3. The definition of "Excluded Agreements" as set forth in Section 1.11 of the Agreement shall be amended to additionally include the Warrant Agreement executed hereunder.



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1.4. The definition of "Facility Fee" as set forth in Section 1.15 of the
Agreement shall be amended to include a payment equal to one percent (1.0%) of the principal amount of Loan II due at the Closing Date of this Amendment.

1.5. The definition of "Subordination Agreement" as set forth in Section 1.32 shall be amended to include the Amendment to Subordination Agreement of even date herewith, entered into between Borrower, Lender, and Senior Creditor.

1.6. The definition of "Warrant Agreement" as set forth in Section 1.36 shall be amended to include the agreement entered into in connection with Loan II, substantially in the form attached hereto as Exhibit B-1 pursuant to which Borrower granted to Lender the right to purchase that number of shares of Series D Preferred Stock of Borrower as more particularly set forth therein.

SECTION 2.  THE LOAN

2.1. LOAN II:

      The outstanding principal amount of the Loan II, together with interest thereon precomputed at the rate of twelve and one quarter (12.25%) percent per annum, shall be due and payable in six (6) equal monthly installments of interest only, payable on the first day of each month, followed by five (5) equal monthly installments of principal and interest, (such payments being calculated based on a thirty (30) month amortization of principal and interest), payable on the first day of each month, to and including the Maturity Date (each, a "Payment Date") followed by one (I) final Balloon Payment equal to the remaining principal balance and interest as further set forth in the Note(s). If any payment under the Note(s) shall be payable on a day other than a business day, then such payment shall be due and payable on the next succeeding business day.

      In consideration for Loan II, Borrower shall issue Lender a Warrant Agreement for the purchase of a number of shares of Borrower's Series D Preferred Stock, in the form of Exhibit B-1 attached hereto.

2.2. Borrower shall have the option to prepay Loan II, without penalty or premium, in whole or in part, as of any Payment Date after the Closing Date by paying to Lender such principal amount being prepaid together with all accrued and unpaid interest with respect to such principal amount, as of the date of such prepayment.

2.3. (a) Notwithstanding any provision in this Agreement, the Note, or any other Loan Document, it is not the parties' intent to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law which a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of Illinois shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the "Maximum Rate"). If the Borrower actually pays Lender an amount of interest, chargeable on the total aggregate principal Secured Obligations of Borrower under this Agreement and the Note (as said rate is calculated over a period of time from the date of this Agreement through the end of time that any principal is outstanding on the
Note), which amount of interest exceeds interest calculated at the



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Maximum Rate on said principal chargeable over said period of time, then such excess interest actually paid by Borrower shall be applied first, to the payment of principal outstanding on the Note; second, after all principal is repaid, to the payment of Lender's out of pocket costs, expenses, and professional fees which are owed by Borrower to Lender under this Agreement or the Loan Documents; and third, after all principal, costs, expenses, and professional fees owed by Borrower to Lender are repaid, the excess (if any) shall be refunded to Borrower, and the effective rate of interest will be automatically reduced to the Maximum Rate.

            (b) In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Paragraph 1.

            (c) Upon and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Paragraph 1. plus five percent (5%) per annum ("Default Rate").

2.4. If the Borrower has not repaid the outstanding principal amount under the Loan II in its entirety by the Maturity Date (as defined in the applicable Note(s)), then for each additional month, or portion thereof, thereafter that the outstanding principal is not paid, Lender shall have the right to purchase from the Borrower, at the Exercise Price (adjusted, as set forth and defined in the Warrant Agreement), an additional number of shares of Preferred Stock which number shall be determined by (i) multiplying the outstanding principal amount which is due but unpaid by 1% and (ii) dividing the product thereof by the Exercise Price.

SECTION 3.  CONDITIONS PRECEDENT TO LOAN

      The obligation of Lender to fund the Loan II on each Advance Date shall be subject to Borrower's request, and Lender's satisfactory completion of its due diligence and approval process, and satisfaction by Borrower or waiver by Lender, in Lender's sole discretion, of the following conditions:

3.1. Any Advance under Loan II shall occur within four (4) months from the Closing Date hereof.

3.2. Document Delivery. Borrower, on or prior to the Closing Date, shall have delivered to Lender the following:

            (a) executed originals of the Amendment, the Warrant Agreement and all other Loan Documents, including any documents reasonably required by Lender to effectuate the liens of Lender, with respect to all Collateral;

            (b) certified copy of resolutions of Borrower's board of directors evidencing approval of the borrowing and other transactions evidenced by the Loan Documents and the Warrant Agreement;

            (c) payment of the Facility Fee for Loan II;



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            (d) such other documents as Lender may reasonably request.

3.3.  ADVANCE REQUEST.  Borrower shall:

WITH RESPECT TO LOAN II:

            (a) deliver to Lender, at least forty-eight (48) hours prior to the Advance Date, written notice in the form of an Advance Request, or as otherwise specified by Lender from time to time, specifying the date and amount of such Advance and Borrower's written instructions to Lender regarding the manner of disbursement of the Loan, which must be reasonably satisfactory to Lender.

            (b) deliver executed original Note(s) as set forth in SECTION 2.1(a), as applicable.

            (c) such other documents as Lender may reasonably request.

3.4. Perfection of Security Interests. Borrower shall have taken or caused to be taken such actions requested by Lender to grant Lender a second priority perfected security interest in the Collateral, subject only to Permitted Liens. Such actions shall include, without limitation, the delivery to Lender of all appropriate financing statements, executed by Borrower, as to the Collateral granted by Borrower for all jurisdictions as may be necessary or desirable to perfect the security interest of Lender in such Collateral.

3.5. Absence of Events of Defaults. As of the Closing Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under this Agreement or any of the Loan Documents and no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute a default under the Senior Loan Documents between Borrower and Senior Creditor.

3.6. Material Adverse Effect. As of the Closing Date, no event which has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

3.7. Representations and Warranties of Borrower. As of the Closing date, the representations and warranties made by Borrower in Section 4 of the Agreement remain in full force and effect.

3.8. Borrower covenants and agrees to take such other actions as the Lender may reasonably request in order to effectuate the intention of the parties hereunder and under the Agreement, including without limitation, the execution of Uniform Commercial Code financing statements or other similar documents, in order to confirm, perfect, preserve and protect the security interests of the Lender in the Collateral.

SECTION 4.  MISCELLANEOUS



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4.1. Except as specifically amended hereby, the terms and conditions of the
Agreement are hereby reaffirmed and remain in full force and effect, and from and after the date hereof the "Agreement" shall mean the "Agreement" as amended by this Amendment.

4.2. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

SECTION 5.  MISCELLANEOUS

      By execution of this Amendment, Lender hereby acknowledges and consents to the merger of Borrower with and into NextCard, Inc., a Delaware corporation, such that, upon the consummation of the merger, Borrower will have effected a plan of reorganization within the provisions of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended; provided, that Lender's consent is conditioned upon NextCard, Inc., a Delaware corporation, assuming all of Borrower's obligations, including without limitation Borrower's obligations under (1) the Master Lease Agreement between Borrower and Comdisco, dated May 22, 1998, (2) the Agreement and (3) this Amendment. This acknowledgement and consent is given pursuant to Section 14.4 of the Master Lease Agreement and
Section 10.8 of the Agreement, as well as with respect to the matters referred to in this Amendment.

      IN WITNESS WHEREOF, Borrower and Lender have duly executed and delivered this Amendment as of the day and year first above written.

BORROWER                                NEXTCARD, INC.



                                        Signature:______________________________
                                        Print Name:_____________________________
                                        Title:__________________________________


ACCEPTED IN ROSEMONT, ILLINOIS


LENDER                                  COMDISCO, INC.



                                        Signature:______________________________
                                        Print Name:_____________________________
                                        Title:__________________________________



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